COMMONWEALTH OF PUERTO RICO
DEPARTMENT OF STATE
SAN JUAN, PUERTO RICO

I, **FERNANDO J. BONILLA,** Secretary of State of the Commonwealth of Puerto Rico,

CERTIFY: That on October 15, 2007 at 2:07 p.m., was filed, a Certificate of Merger between **"FIRST HOSPITAL PANAMERICANO, INC."**, register number ~~18,725~~ 8,725 – **(Registered in Virginia)** and **"FC BEHAVIORAL PUERTO RICO, INC."**, register number **175,775**, , a profit corporation organized under the laws of Puerto Rico, surviving the latter and changing its name to: **"FIRST HOSPITAL PANAMERICANO, INC."**.

IN TESTIMONY WHEREOF, I sign the present and cause to be affixed on in the Great Seal of the Commonwealth of Puerto Rico, in the City of San Juan, today March 14rth. of the year two-thousand eight.

Fernando J. Bonilla
Secretary of State

0481182-$60.00
FJB/erf

ESTADO LIBRE ASOCIADO DE PUERTO RICO
DEPARTAMENTO DE ESTADO
SAN JUAN, PUERTO RICO

2008 JAN 16 PM 3:41

3 de enero de 2008

McConnell Valdes
P.O. Box 364225
San Juan, Puerto Rico 00936-4225

RE: FC BEHAVIORAL PUERTO RICO, INC.
Registro Núm. 175,775 y 8,725-F

Estimados señores:

Le devolvemos Cerificado de Renuncia de Autorización de Hacer Negocios en Puerto Rico por la siguiente (s) razón(es):

- Falta indicar la fecha en la juramentación en el documento.
- Falta presentar el informe anual de 2007 de la corporación **FIRST HOSPITAL PANAMERICANO, INC.**, con sus valores o en su lugar una resolución corporativa asumiendo las deudas de la corporación que deja de existir le advertimos que la corporación sobreviviente no estará en goods Standing hasta tanto no radique las deudas señaladas.
- Los documento presentados serán retenidos en nuestras oficina.

De haberse encontrado inexactitudes o deficiencias en el documento y para conservar la fecha de radicación original, deberá corregir el mismo mediante un Certificado de Corrección (el cual se incluye), Dicho certificado debe contener las inexactitudes o defectos que se habrán de corregir, de acuerdo con las disposiciones del Articulo 1.03, inciso (f), de la Ley General de Corporaciones. Además, deberá estar acompañado de un comprobante de rentas internas por la cantidad de **$10.00 (hoja amarilla). Advertimos que, de no radicar el Certificado de Corrección perderá la fecha de radicación del documento.**

Favor de radicar el documento original nuevamente con las correcciones señaladas, y de ser necesario, el Certificado de Corrección, en la Oficina de Centro Único de Servicios, ubicada en el primer piso del edificio de servicios de Departamento de Estado, o en cualquiera de nuestras oficinas regionales localizadas en **Ponce, Fajardo y Arecibo**. Estos documentos también pueden ser enviados por correo. **Deberá incluir copia de esta notificación al radicar los documentos.**

Los derechos pagados en comprobante de rentas internas por $70.00, serán retenidos en nuestras oficinas . De no hacer las correcciones pertinentes dentro el término de sesenta (60) días, se considerará abandonado dicho proceso. Si tiene alguna duda al respecto, favor de comunicarse al **722-2123- Ext. 6226, 6443**.

Cordialmente,

Evelyn Rosario Falcón
Oficial de Corporaciones
Anejo

GOBIERNO DE PUERTO RICO
GOVERNMENT OF PUERTO RICO

2007 OCT 15 PM 2:07

Departamento de Estado
Department of State

CERTIFICADO DE RENUNCIA DE UNA CORPORACION FORANEA
CERTIFICATE OF WITHDRAWAL OF A FOREIGN CORPORATION

PRIMERO: First Hospital Panamericano, Inc. Es una corporación organizada bajo las leyes de
FIRST: First Hospital Panamericano, Inc. is a corporation organized under the laws of
Virginia y está autorizada a hacer negocios en Puerto Rico.
Virginia and is authorized to do business in Puerto Rico.

SEGUNDO: La corporación no está haciendo negocios en Puerto Rico y renuncia a su autorización a hacer negocios en Puerto Rico.
SECOND: The corporation is not doing business in Puerto Rico and renounces its authorization to do business in Puerto Rico.

TERCERO: Se revoca la autorización de su agente residente para recibir emplazamientos a nombre de la corporación y se designa al Secretario de Estado como su agente para emplazamiento en cualquier procedimiento basado en una causa de acción que surgiere durante el término que estuviere autorizada a hacer negocios.
THIRD: The authorization of its resident agent to receive summons on behalf of the corporation is hereby revoked and the Secretary of State is hereby designated as its agent authorized to receive summons on any legal proceeding based on a cause of action which arose during the term the corporation was authorized to do business in Puerto Rico.

CUARTO: El Secretario de Estado podrá enviar por correo cualquier emplazamiento que se le entregue según dispuesto en el párrafo TERCERO a la siguiente dirección postal:
FOURTH: The Secretary of State may send by mail any summons received pursuant to paragraph THIRD to the following mailing address:

6640 Carothers Parkway, Suite 500
Franklin, TN 37067

QUINTO: La corporación se compromete de notificar al Secretario de Estado de cualquier cambio futuro en su dirección postal.
***FIFTH:** The corporation shall notify the Secretary of State of any future change of its mailing address.*

EN TESTIMONIO DE LO CUAL, Yo, el suscribiente, juro que los datos contenidos en este Certificado son ciertos, hoy día ___ del mes de October del año 2007.
***IN WITNESS WHEREOF,** I, the undersigned, hereby swear that the facts herein stated are true, this ___ day of October, 2007.*

Oficial Autorizado
Authorized Officer

1724657.1

CERTIFICATE OF MERGER

MERGING

FIRST HOSPITAL PANAMERICANO, INC.
(a Virginia corporation)

with and into

FC BEHAVIORAL PUERTO RICO, INC.
(a Puerto Rico corporation)

2007 OCT 15 PM 2: 07

Pursuant to Section 3053 and Section 3051 (d) of the Puerto Rico General Corporation Law (the "PRGCL"), FC Behavioral Puerto Rico, Inc., a Puerto Rico corporation, does hereby certify that:

FIRST: The name and state of incorporation of each of the constituent corporations are as follows:

Name	Place of Incorporation
First Hospital Panamericano, Inc.	Virginia
FC Behavioral Puerto Rico, Inc.	Puerto Rico

SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Section 3052 and Section 3053 of the PRGCL and the applicable provisions of the Virginia Code.

THIRD: The surviving corporation of the merger is FC Behavioral Puerto Rico, Inc., a Puerto Rico corporation. The surviving corporation will and has assumed all liabilities and obligations of First Hospital Panamericano, Inc. as a result of the merger.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be the Certificate of Incorporation of FC Behavioral Puerto Rico, Inc., a Puerto Rico corporation.

FIFTH: The executed Agreement and Plan of Merger is on file at an office of the surviving corporation at 6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067.

SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

SEVENTH: The number of authorized shares of capital stock of FC Behavioral Puerto Rico, Inc., a Puerto Rico corporation, is 1,000 shares of common stock, par value $.01 per share.

EIGHTH Pursuant to Section 3053 of the PRGCL and in accordance with the approval of the Board of Directors of FC Behavioral Puerto Rico, Inc., at the effective time of the merger, the name of the surviving corporation of this merger shall be changed from "FC Behavioral Puerto Rico, Inc." to "First Hospital Panamericano, Inc."

IN WITNESS WHEREOF, this Certificate of Merger is hereby signed on behalf of each of the constituent parties hereto on September 27, 2007.

FIRST HOSPITAL PANAMERICANO, INC.,
a Virginia Corporation

By: ______________________
Name: Christopher L. Howard
Title: Secretary

FC BEHAVIORAL PUERTO RICO, INC.,
a Puerto Rico corporation

By: ______________________
Name: Christopher L. Howard
Title: Secretary

ARTICLES OF MERGER

OF

FIRST HOSPITAL PANAMERICANO, INC. 0393019-5
(a Virginia corporation)

with and into

FC BEHAVIORAL PUERTO RICO, INC. Nondom
(a Puerto Rico corporation)

The undersigned, on behalf of the corporations set forth below, pursuant to Title 13.1, Chapter 9, Article 12 of the Code of Virginia states as follows:

1. The name and state of incorporation of each of the constituent corporations are as follows:

Name	Place of Incorporation
First Hospital Panamericano, Inc.	Virginia
FC Behavioral Puerto Rico, Inc.	Puerto Rico

2. The Agreement and Plan of Merger is attached hereto as Exhibit A and incorporated herein by reference. The Agreement and Plan of Merger and the performance of its terms were duly authorized by all action required by the laws of the respective jurisdictions under which each party thereto was incorporated and by each party's respective articles of incorporation, certificate of incorporation or constituent document.

3. Pursuant to the Virginia Code, First Hospital Panamericano, INC., a Virginia corporation (the "Company"), hereby adopts the following Articles of Merger with respect to the merger of the Company into FC Behavioral Puerto Rico, INC., a Puerto Rico corporation (the "Surviving Corporation"):

4. The Surviving Corporation is the direct owner of all of the outstanding shares of capital stock of the Company.

5. Effective on filing of these Articles of Merger, the Company shall be merged with and into the Surviving Corporation (the "Merger"). As a result of the Merger, the Surviving Corporations shall assume all liabilities and obligations of First Hospital Panamericano, Inc.

6. The Board of Directors of the Company approved the Merger and Agreement and Plan of Merger in accordance with Virginia law and its organizational or other constituent documents by action by written consent September 26, 2007, such resolutions are attached as Exhibit B hereto. Also, the Surviving Corporation as the sole shareholder of the Company approved the Merger and Agreement and Plan of Merger on September 26, 2007 by written

consent in accordance with Section 13.1-657 of the Virginia Code and the resolutions adopted by that written consent are attached as Exhibit C hereto.

7. The sole stockholder of the Surviving Corporation is not required to approve the Merger under Puerto Rico Law as this merger is the merger of a subsidiary into a parent. The Merger and the Agreement and Plan of Merger were approved by the Board of Directors of the Surviving Corporation in accordance with Puerto Rico law and its organizational or other constituent documents on September 26, 2007.

8. The address of the Surviving Corporation's registered office in Puerto Rico is 361 San Francisco Street, San Juan, Puerto Rico 00901 and the registered agent at this address is CT Corporation.

IN WITNESS WHEREOF, these Articles of Merger are hereby signed on behalf of the Company on September 27, 2007.

FIRST HOSPITAL PANAMERICANO, INC.,
a Virginia Corporation

By: ______________________
Name: Christopher L. Howard
Title: Secretary

FC BEHAVIORAL PUERTO RICO, INC.,
a Puerto Rico corporation

By: ______________________
Name: Christopher L. Howard
Title: Secretary

ARTICLES OF AMENDMENT
OF THE
ARTICLES OF INCORPORATION
OF
NEWCO 1, INC.

1. The name of the corporation is Newco 1, Inc.

2. Article FIRST of the articles of incorporation of the corporation is amended to read as follows:

FIRST: The name of the corporation is First Hospital Panamericano, Inc.

3. The foregoing amendment was adopted effective as of October 14, 1992 by unanimous consent of the holders of all the issued and outstanding stock of the corporation.

Dated: February 2, 1993

NEWCO 1, INC.

By: [signature]
Ronald I. Dozoretz
President

20550

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

February 22, 1993

The State Corporation Commission has found the accompanying articles submitted on behalf of

FIRST HOSPITAL PANAMERICANO, INC.
(FORMERLY NEWCO 1, INC.)

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective February 22, 1993.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By [signature]

Commissioner

AMENACPT
CIS20436
93-02-22-0045

ARTICLES OF MERGER

MERGING

FIRST HOSPITAL PANAMERICANO, INC. NON-DOM
(a Puerto Rico corporation)

INTO

NEWCO 1, INC.
(a Virginia corporation) 0393019-5

Pursuant to the provisions of Section 13.1-720 of the Virginia Stock Corporation Act, Newco 1, Inc., a Virginia corporation ("Newco") as the surviving corporation, hereby adopts the following Articles of Merger:

FIRST: The Plan of Merger (the "Plan") pursuant to which First Hospital Panamericano, Inc., a Puerto Rico corporation ("Panamericano"), will merge into Newco is attached hereto as Exhibit A and made a part hereof.

SECOND: The Plan was duly approved and adopted on May 31, 1992, by the written consent of the sole director of Newco and recommended to the sole shareholder of Newco for its approval.

THIRD: The Plan was duly approved effective May 31, 1992, by the written consent of the sole shareholder of all of the issued and outstanding shares of Newco stock.

FOURTH: The Plan was duly approved and adopted on May 31, 1992, by the written consent of the sole director of Panamericano and recommended to the sole shareholder of Panamericano for its approval.

FIFTH: The Plan was duly approved effective May 31, 1992 by the written consent of the sole shareholder of all the issued and outstanding shares of Panamericano.

The undersigned declare that the facts herein stated are true as of May 31, 1992.

NEWCO 1, INC.

By: ______________________
Ronald I. Dozoretz, M.D.
President

FIRST HOSPITAL PANAMERICANO, INC.

By: ______________________
Ronald I. Dozoretz, M.D.
President

Exhibit A

PLAN OF MERGER

1. The corporations proposing to merge are Newco 1, Inc., a Virginia corporation ("Newco"), which is a wholly-owned subsidiary of First Hospital Corporation, and First Hospital Panamericano, Inc., a Puerto Rico corporation ("Panamericano"), which is also a wholly-owned subsidiary of First Hospital Corporation.

2. The respective board of directors and the respective shareholders of Newco and Panamericano have approved the merger of Panamericano into Newco by a statutory merger upon the terms and conditions set forth herein.

3. Panamericano shall be merged into Newco in accordance with Article 12 of the Virginia Stock Corporation Act effective October 1, 1992 (the "Effective Date of the Merger").

4. Upon the Effective Date of the Merger, Newco shall be and continue in existence as the surviving corporation and the separate existence of Panamericano shall cease. The authorized capital stock of Newco shall not be changed, but shall be and remain the same as before the Effective Date of the Merger.

5. Upon the Effective Date of the Merger, the one hundred thousand (100,000) issued and outstanding shares of common stock of Panamericano shall not be converted into shares of Newco stock but shall be cancelled.

6. The Articles of Incorporation and Bylaws of Newco in effect on the Effective Date of the Merger shall continue (until

amended or repealed as provided by applicable law) to be the Articles of Incorporation and Bylaws of Newco.

7. The officers and directors of Newco in office on the date immediately preceding the Effective Date of the Merger shall continue to be the officers and directors of Newco, and shall serve in such capacities until their respective successors are duly elected and qualified.

8. Upon the Effective Date of the Merger, all assets, whether real, personal or mixed, of Panamericano shall be transferred to and vested in Newco, without further act or deed, whereupon Newco shall possess all rights, privileges, powers, franchises and immunities of Panamericano, and Newco shall assume and be liable for all obligations, claims, penalties or other liabilities of or against Panamericano.

0393019 - 5

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

October 1, 1992

The State Corporation Commission has found the accompanying articles submitted on behalf of

FIRST HOSPITAL PANAMERICANO, INC. (A PUERTO RICO CORPORATION NOT QUALIFIED IN VA)

to comply with the requirements of law. Therefore, it is ORDERED that this

CERTIFICATE OF MERGER

be issued and admitted to record with the articles in the office of the Clerk of the Commission.

FIRST HOSPITAL PANAMERICANO, INC. (A PUERTO RICO CORPORATION NOT QUALIFIED IN VA)

are merged into NEWCO 1, INC., which will continue to be a corporation existing under the laws of the State of VIRGINIA with the corporate name NEWCO 1, INC.. The existence of all non-surviving corporations will cease, according to the plan of merger.

The certificate is effective on October 1, 1992.

STATE CORPORATION COMMISSION

By [signature]

Commissioner

MERGACPT
CIS20436
92-09-24-0520

ARTICLES OF INCORPORATION

OF

NEWCO 1, INC.

FIRST: The name of the corporation is Newco 1, Inc.

SECOND: The corporation is authorized to issue up to 5,000 shares of common stock. No holder of shares of common stock or any other securities of the corporation shall be entitled to the pre-emptive right to subscribe for or acquire additional shares of common stock, or any security convertible into or carrying a right to subscribe for or acquire shares.

THIRD: The post office address of the initial registered office and the business office of the initial registered agent is 1200 Mutual Building, 909 East Main Street, Richmond, Virginia 23219, in the City of Richmond, and the initial registered agent at that address is Michael W. Smith, an individual who resides in the Commonwealth of Virginia and is a member of the Virginia State Bar.

FOURTH: The number of directors shall be specified in or fixed in accordance with the bylaws of the corporation. In the absence of an applicable bylaw, the number shall be one. The initial director shall be Ronald I. Dozoretz, M.D., 240 Corporate Boulevard, Norfolk, Virginia 23502.

FIFTH: The corporation shall indemnify an individual made a party to a proceeding because he is or was a director or officer of the corporation against liability incurred in the proceeding unless the liability arises from his willful misconduct

or a knowing violation of criminal law. The determination whether a director or officer has met this standard of conduct shall be determined in the manner fixed by statute with respect to statutory indemnification. The corporation may not indemnify (1) in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation, or (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

The corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if (1) the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct described herein, (2) the director or officer furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct, and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification.

All terms defined in Article 10 of the Virginia Stock Corporation Act, as enacted and in effect on the date of these articles of incorporation, shall have the same meaning when used in this article. In the event that any provision of this article

is determined to be unenforceable as being contrary to public policy, the remaining provisions shall continue to be enforced to the maximum extent permitted by law. Any indemnification under this article shall apply to a person who has ceased to have the capacity referred to herein, and may inure to the benefit of the heirs, executors and administrators of such a person.

Given under my hand this 22nd day of May, 1992.

John R. Alford, Jr.
Incorporator

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of September 28, 2007, between FC Behavioral Puerto Rico, Inc., a Puerto Rico corporation (the "Surviving Corporation"), and First Hospital Panamericano, Inc., a Virginia corporation ("Company") and a direct, wholly-owned subsidiary of Surviving Corporation.

RECITALS

WHEREAS, the respective Boards of Directors of the Surviving Corporation and Company have determined that it is in the best interests of their respective corporations and shareholders to effect the Merger provided for herein upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the promises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto adopt the Plan of Merger encompassed by this Agreement and agree as follows:

ARTICLE I
THE MERGER; CLOSING; EFFECTIVE TIME

1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Company shall be merged with and into the Surviving Corporation and the separate corporate existence of Company shall thereupon cease (the "Merger"). The corporate identity, existence, powers, rights and immunities of the Surviving Corporation shall continue unimpaired by the Merger, and the Surviving Corporation shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all the debts, liabilities, obligations, restrictions and duties of Company, all without further act or deed. The Surviving Corporation shall continue to be governed by the laws of Puerto Rico. The Merger shall have the effects specified in the Puerto Rico General Corporation Law (the "PRGCL") and the Code of the State of Virginia (the "Code of Virginia"). The parties intend that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

1.2 CLOSING. The closing of the Merger (the "Closing") shall take place at such place and time and/or on such date as Company and the Surviving Corporation may agree.

1.3 EFFECTIVE TIME. Following the Closing, and provided that this Agreement has not been terminated or abandoned pursuant to Article VI hereof, Company and the Surviving Corporation will, at such time as they deem advisable, cause this Agreement to be filed, together with the Certificate of Merger, Articles of Merger and/or such other appropriate certificates of each of Company and the Surviving Corporation with the Secretary of State of the State of Virginia and with the Secretary of State of Puerto Rico. The Merger shall become effective on filing of the Certificate of Merger and Articles of Merger. (the "Effective Time").

ARTICLE II
CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION

2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Surviving Corporation in effect immediately prior to the Effective Time, without amendment thereto, shall be the Certificate of Incorporation of the Surviving Corporation following the Merger.

2.2 BYLAWS. The Bylaws of the Surviving Corporation in effect immediately prior to the Effective Time, without amendment thereto, shall be the Bylaws of the Surviving Corporation following the Merger.

ARTICLE III
DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

3.1 DIRECTORS AND OFFICERS. The directors and officers of Surviving Corporation at the Effective Time shall, from and after the Effective Time, be the directors and officers (holding the same titles and positions), respectively, of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until their earlier respective death, resignation or removal.

ARTICLE IV
EFFECT OF THE MERGER ON CAPITAL STOCK

4.1 EFFECT ON CAPITAL STOCK OF COMPANY. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any capital stock of Company, each share of the common stock, $.01 par value per share, of Company issued and outstanding immediately prior to the Effective Time shall be cancelled.

4.2 EFFECT ON CAPITAL STOCK OF SURVIVING CORPORATION. Each share of the common stock, $.01 par value per share, of the Surviving Corporation issued and outstanding immediately prior to the Effective Time shall remain the outstanding common stock of the Surviving Corporation after the Effective Time

ARTICLE V
CONDITIONS

5.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of the Surviving Corporation and Company to consummate the Merger are subject to the approval of this Agreement (i) by Surviving Corporation as sole holder of all of the Company Common Stock, in accordance with applicable law and Company's Articles of Incorporation and Bylaws, (ii) by the Board of Directors of Company, in accordance with applicable law and Company's Articles of Incorporation and

Bylaws, and (ii) by the Board of Directors of the Surviving Corporation, in accordance with applicable law and the Certificate of Incorporation and Bylaws of the Surviving Corporation.

ARTICLE VI
TERMINATION

6.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned (notwithstanding approval of the Merger by the Boards of Directors and shareholder of Company) at any time prior to the Effective Time by the mutual consent of the Board of Directors of Company and the Board of Directors of the Surviving Corporation.

6.2 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article VI, no party thereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement.

ARTICLE VII
MISCELLANEOUS AND GENERAL

7.1 MODIFICATION OR AMENDMENT. Subject to the applicable provisions of the PRGCL and the Code of Virginia, at any time prior to the Effective Time, the parties hereto may modify, amend or waive any provision of this Agreement solely by written agreement executed and delivered by duly authorized officers of the respective parties.

7.2 COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

7.3 NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

7.4 HEADINGS. The Article, Section and paragraph headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

7.5 STOCKHOLDER. The term "stockholder" in this Agreement shall mean stockholder or shareholder.

7.6. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Virginia and the U.S. Territory of Puerto Rico.

7.7 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with respect to the matters set forth herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

FC BEHAVIORAL PUERTO RICO, INC., a Puerto Rico corporation

By: ______________________
Christopher L. Howard
Secretary

FIRST HOSPITAL PANAMERICANO, INC.,
a Virginia corporation

By: ______________________
Christopher L. Howard
Secretary

1721448.1

DEPT. ESTADO
DIVISION OF DOCUMENTS
DE MAYO

2008 JAN 16 PM 3:40

Estado Libre Asociado de Puerto Rico
Commonwealth of Puerto Rico
CERTIFICADO DE CORRECION
CERTIFICATE OF CORRECTION

Número Registro________________________ File Number 8,725-F
Fusión________________________ Merger
Disolución ____________________ Dissolution
Enmienda ______________________ Amendment
Cambio de Agente Residente______________ Change of Resident Agent
Cambio de Dirección de Oficina Designada______ Change of Address of Designated Office

PRIMERO: El/ Los Artículo (s)
del certificado de
de
una corporación organizada bajo las leyes de Puerto Rico, queda (n) corregido (s) para que lea (n) como sigue:

FIRST: Article(s)
of the Certificate of Withdrawal of a foreign corporation of First Hospital Panamericano, Inc. a corporation organized pursuant to the laws of the State of Virginia and duly authorized to do business in Puerto Rico, has/have been corrected so that it/they read(s) as follows:

The date of execution of the certificate of withdrawal filed by this corporation was October 15, 2007

SEGUNDO: Dicha (s) correccion(es) fue (ron) adoptada (s) por una mayoría de los incorporadores (o mayoría de los directores si estuviesen consignados en el certificado de
o si hubiesen sido elegidos y en posesión de su cargo).
SECOND: Said corrections was/were adopted by a majority of the incorporators (or majority of the directors if they were appointed in the certificate of ________________________ Or have been elected).

TERCERO: El documento corregido tendrá vigencia a partir de la radicación del documento original, excepto para las personas afectadas de forma sustancial y adversa por la corrección para las cuales el documento corregido regirá a partir de la fecha de radicación de este.

THIRD: The corrected instrument shall be effective as of the filing date of the original instrument, except as to the persons who are substantially and adversely affected by the corrections for which the corrected instrument shall be effective for the filing date hereof.

EN TESTIMONIO DE LO CUAL, Yo
, Oficial Autorizado que suscribe, juro que los datos contenidos en este Certificado son ciertos hoy día
del mes de ______________________ Del año__________________.

IN WITNESS WHEREOF, I,
, Authorized Officer who signs this certificate hereby swear that the facts herein are true, this 8th, of January of the year 2008

Oficial Autorizado
Authorized Officer

ESTADO LIBRE ASOCIADO DE PUERTO RICO
DEPARTAMENTO DE ESTADO
SAN JUAN, PUERTO RICO

14 de febrero de 2008

McCONNELL VALDES
P.O. Box 364225
San Juan, Puerto Rico 00936-4225

RE: FC BEHAVIORAL PUERTO RICO, INC.
Registro Núm. 175,775 y 8,725-F

Estimados señores:

Le devolvemos el Certificado de Fusión por la siguiente (s) razón(es):

- Falta informe anual del 2007.
- La corporación podra radicar una resolución aceptando todas las deudas del informe 2007 de la corporación que deja de existir asumiendo todas las deudas de sus informes anuales con el Depto de Estado, le advertimos que de solicitar un GoodStanding de la
- corporación sobreviviente no se reflejara en cumplimiento del mismo hasta tanto no salde la deuda adquirida por la corporación disuelta.

De haberse encontrado inexactitudes o deficiencias en el documento y para conservar la fecha de radicación original, deberá corregir el mismo mediante un Certificado de Corrección (el cual se incluye), Dicho certificado debe contener las inexactitudes o defectos que se habrán de corregir, de acuerdo con las disposiciones del Articulo 1.03, inciso (f), de la Ley General de Corporaciones. Además, deberá estar acompañado de un comprobante de rentas internas por la cantidad de **$ (hoja amarilla). Advertimos que, de no radicar el Certificado de Corrección perderá la fecha de radicación del documento.**

Favor de radicar el documento original nuevamente con las correcciones señaladas, y de ser necesario, el Certificado de Corrección, en la Oficina de Centro Único de Servicios, ubicada en el primer piso del edificio de servicios de Departamento de Estado, o en cualquiera de nuestras oficinas regionales localizadas en **Ponce, Fajardo y Arecibo**. Estos documentos también pueden ser enviados por correo. **Deberá incluir copia de esta notificación al radicar los documentos.**

Los derechos pagados en comprobante de rentas internas por $70.00, serán retenidos en nuestras oficinas . De no hacer las correcciones pertinentes dentro el término de sesenta (60) dias, se considerará abandonado dicho proceso. Si tiene alguna duda al respecto, favor de comunicarse al **722-2123- Ext. 6226, 6443**.

Cordialmente,

Evelyn Rosario Falcón
Oficial de Corporaciones
Anejo

R

DEPT. ESTADO
RADICACION DE DOCUMENTOS
C.U.S. CORPORACIONES

07 SEP 27 AM 11:59

Estado Libre Asociado de Puerto Rico
Commonwealth of Puerto Rico
CERTIFICADO DE INCORPORACION
CERTIFICATE OF INCORPORATION
CORPORACION AUTORIZADA A EMITIR ACCIONES DE CAPITAL
A STOCK CORPORATION

PRIMERO: El nombre de la corporatión es:
FIRST: The name of the corporation is: FC Behavioral Puerto Rico, Inc.

Favor hacer un círculo airededor del término que desee para el nombre de la corporatión:
Please circle the term desired for the corporation's name:

Corporación Corp. o (Inc.)
Corporation, Corp. or Inc.

SEGUNDO: Su oficina designada en el Estado Libre Asociado de Puerto Rico estará localizada en (dirección postal y física, incluyendo calle, número y municipio).
SECOND: Its designated office in the Commonwealth of Puerto Rico will be located at (mailing and physical address, including street, number and municipality).

361 San Francisco Street, San Juan, Puerto Rico 00901

El Agente Residente a cargo de dicha oficina es **CT Corporation**
The Resident Agent is charge of said office is

TERCERO: Esta es una corporación con fines de lucro cuya naturaleza o propósitos son
THIRD: This is a for profit corporation which nature or purposes are

to conduct or promote any lawful business or purpose under the Commonwealth of Puerto Rico General Corporation Law of 1995.

CUARTO: El número y clases de acciones que la corporación está autorizada a emitir son (indicar el valor par de cada acción o si son sin valor par)
FOURTH: The number and classes of authorized capital stock of this corporation are (indicate par value of shares or if they have no par value)

1,000 shares of common stock at $0.01 par value per share

La denominatión, facultad, preferencia y derecho de las acciones es (indicar las condiciones, limitaciones y restricciones de cada clase, si alguna, o si la Junta de Directores estará autorizada a fijarlas mediante resolución)
The denomination, faculties, preferences and rights of the stock are (indicate the conditions, limitations and restrictions of stock, if any or if they will be fixed by the Board of the Directors by corporate resolution)

Each share of common stock is entitled to one vote in any matter which shareholders of the corporation are entitled to vote.

QUINTO: El nombre y dirección postal y física (incluyendo calle, número y municipio) de cada incorporador son
FIFTH: The name and mailing and physical address (including street, number and municipality) of each incorporator are

E. Brent Hill, Esquire 511 Union Street, Suite 2700, Nashville, Tennessee 37219

SEXTO: Si las facultades de los incorporadores habrán de terminar al radicarse el certificado de incorporación, los nombres y las direcciones (incluyendo calle, número y municipio) de las personas que desempeñarán como directores hasta la primera reunión anual de los miembros o hasta que sus sucesores los reemplacen son:
SIXTH: if the faculties of the incorporators will end upon the filing of the certificate of incorporation, the names and addresses (including street, number and municipality) of the persons who will act as directors until the first annual meeting of the members or until their successors replace them are:

E. Brent Hill esquire 511 Union St. Suite 2700 Nashville, Tennessee 37219

Favor indicar con una "X" la fecha en que la corporación tendra vigencia:
Please indicate with an "X" the date on which the corporation will be effective:

_X_ la fecha de radicación
the filing date

____ la siguiente fecha ________ (que no excederá noventa (90) dias a partir de la fecha de radicación)
the following date *(which will not exceed ninety (90) days from the filing date)*

Véase el párrafo B del Artículo 1.02 de la Ley General de Corporaciones de 1995 para otras cláusulas opcionales.
Please see paragraph B of Article 1.02 of the General Corporation Law of 1995 for other optional clauses.

Yo/Nosotros, el/los suscribiente(s), siendo el/los incorporador(es) antes señalado(s), con el propósito de formar una corporación conforme a la Ley General de Corporaciones de Puerto Rico, juro/juramos que los datos contenidos en este certificado son ciertos, hoy dia ___ del mes de __________ del año ____.
I/We, the undersigned, being the incorporator(s), hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Puerto Rico of 1995, hereby swear that the facts herein stated are true, this 21st *day of* September 2007.

E. Brent Hill

____
Incorporador(es)
Incorporator(s)

PARA USO OFICIAL
FOR OFFICIAL USE ONLY

Certificación del Oficial Examinador
Officer Certification

____
Núm. De Registro
Registration Number

Certifico que he leido y revisado dicho documento y que
I hereby certify that I have read and revised this document
and este cumple con la Ley Núm. 144 del 10 de agosto de 1995.
that it complies with Corporation Act Num. 144 of August 10, 1995.

Certifico que el __ de____, de ___, quedo registrado dicho
I hereby certify that on _____, ________, ____, this document
documento luego de haber cumplido con la Ley Núm. 144
has been duly registered in accordance to Act Num 144
del 10 de agosto de 1995 (Ley General de Corporaciones).
of August 10, 1995 (General Corporations Law of Puerto Rico).

________ ________
Fecha / *Date* — Firma / *Signature*

EN TESTIMONIO DE LO CUAL, firmo la presente y estampo en ella el Gran Sello del Estado Libre Asociado de Puerto Rico, en la ciudad de San Juan.
IN WITNESS WHEREOF, the undersigned by virtue of the authority vested by laws, hereby issue this certificate and affixes the Great Seal of the Commonwealth of Puerto Rico, in the City of San Juan.

________ ________
Núm. de Comprobante / *Voucher Number* — Cantida / *Amount*

________ ________
Fecha / *Date* — Secretario Auxiliar de Estado / *Assistant Secretary of State*